UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Northern Funds

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	(See Below) (I.R.S. Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois (Address of principal executive offices)	60603 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be so Registered:
Shares of beneficial interest, no par value per share of Northern Trust New York Intermediate Tax-Exempt Bond ETF Northern Trust California Intermediate Tax-Exempt Bond ETF	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 033-73404

Securities to be registered pursuant to Section 12(g) of the Act: NONE

Item 1. Description of Registrant’s Securities to be Registered

A description of the shares of beneficial interest, no par value, of the series of Northern Funds (the “Trust”) to be registered hereunder is set forth in Post-Effective Amendment No. 208 to the Trust’s Registration Statement on Form N-1A (File Nos. 33-73404; 811-08236), as filed with the Securities and Exchange Commission on August 21, 2026, which description is incorporated herein by reference.

The series of the Trust that is registering securities hereunder, and its I.R.S. Employer Identification Number (“EIN”), is as follows:

Series Name	EIN
Northern Trust New York Intermediate Tax-Exempt Bond ETF Northern Trust California Intermediate Tax-Exempt Bond ETF	42-3663127 42-3627272

Item 2. Exhibits

1.	The Trust’s Agreement and Declaration of Trust dated February 7, 2000, is incorporated by reference to Exhibit (a)(19) to Post-Effective Amendment No. 30 as filed on May 15, 2000.
2.	Amendment No. 47 to the Agreement and Declaration of Trust dated August 24, 2017, is incorporated by reference to Exhibit (a)(48) to Post-Effective Amendment No. 136 as filed on November 17, 2017.
3.	Amendment No. 55 to the Agreement and Declaration of Trust dated May 18, 2023, is incorporated by reference to Exhibit (a)(56) to Post-Effective Amendment No. 182 as filed on July 27, 2023.
4.	Amendment to the Agreement and Declaration of Trust dated February 13, 2025, is incorporated by reference to Exhibit (a)(57) to Post-Effective Amendment No. 190 as filed on April 16, 2025.
5.	Amendment No. 63 to the Agreement and Declaration of Trust dated May 21, 2026, is incorporated by reference to Exhibit (a)(60) to Post-Effective Amendment No. 190 as filed on July 29, 2026.
6.	Amendment No. 64 to Agreement and Declaration of Trust dated July 7, 2026, is incorporated by reference to Exhibit (a)(61) to Post-Effective Amendment No. 190 as filed on July 29, 2026.
7.	The Trust’s Amended and Restated By-Laws adopted August 2, 2000, are incorporated by reference to Exhibit (b)(1) to Post-Effective Amendment No. 38 as filed on May 30, 2002.
8.	Amendment No. 1 to the Amended and Restated By-Laws adopted March 31, 2003, is incorporated by reference to Exhibit (b)(2) to Post-Effective Amendment No. 39 as filed on July 29, 2003.
9.	Amendment No. 2 to the Amended and Restated By-Laws adopted July 29, 2003, is incorporated by reference to Exhibit (b)(3) to Post-Effective Amendment No. 39 as filed on July 29, 2003.
10.	Amendment No. 3 to the Amended and Restated By-Laws adopted April 27, 2004, is incorporated by reference to Exhibit (b)(4) to Post-Effective Amendment No. 40 as filed on July 26, 2004.
11.	Amendment No. 4 to the Amended and Restated By-Laws adopted July 27, 2004, is incorporated by reference to Exhibit (b)(5) to Post-Effective Amendment No. 41 as filed on December 1, 2004.
12.	Amendment No. 5 to the Amended and Restated By-Laws adopted June 20, 2006, is incorporated by reference to Exhibit (b)(6) to Post-Effective Amendment No. 50 as filed on July 28, 2006.
13.	Amendment No. 6 to the Amended and Restated By-Laws adopted February 14, 2008, is incorporated by reference to Exhibit (b)(7) to Post-Effective Amendment No. 60 as filed on July 29, 2008.
14.	Amendment No. 7 to the Amended and Restated By-Laws adopted November 5, 2010, is incorporated by reference to Exhibit (b)(8) to Post-Effective Amendment No. 76 as filed on May 16, 2011.
15.	Amended and Restated Amendment No. 8 to the Amended and Restated By-Laws adopted August 19, 2015, as Amended and Restated on August 24, 2017, is incorporated by reference to Exhibit (b)(9) to Post-Effective Amendment No. 136 as filed on November 17, 2017.
16.	Amendment No. 9 to the Amended and Restated By-Laws adopted August 20, 2015, is incorporated by reference to Exhibit (b)(10) to Post-Effective Amendment No. 112 as filed on March 10, 2016.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NORTHERN FUNDS

Date: August 21, 2026	By:	/s/ Kevin P. O’Rourke
Name: Kevin P. O’Rourke
Title: President